UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2015

TO THE STOCKHOLDERS OF
CORMEDIX INC.

The 2015 annual meeting of stockholders of CorMedix Inc. will be held at our corporate headquarters, 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, on June 4, 2015, at 11:00 a.m. Eastern time, for the following purposes:

1.	To elect seven directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held;

4.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on April 20, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Bedminster, New Jersey for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.  Your vote is important.  Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2014 Annual Report to Stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Bedminster, New Jersey
Dated: April 22, 2015

By Order of the Board of Directors

Antony E. Pfaffle
Secretary

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QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Q:	Who may vote at the meeting?

A:
The Board of Directors has set April 20, 2015 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 20, 2015, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 20, 2015, there were 28,972,057 shares of our common stock outstanding and entitled to vote at the meeting. Our outstanding Series C-2, C-3, D and E preferred stock is non-voting and therefore has no voting rights at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●	are present and entitled to vote in person at the meeting; or

●	properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The four proposals to be voted on at the meeting are as follows:

1.	To elect the seven directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held; and

4.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

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Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy materials on the secured website https://www.IPROXYDIRECT.com/CRMD and following the voting instructions on that website;

●	Via telephone by calling toll free 1-866-752-8683 in the United States or 1-866-752-VOTE (8683) outside the United States and following the recorded instructions; or

●
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 3, 2015. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

●
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921;

●
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before the meeting or at the meeting and before the taking of the vote, at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921; or

●	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the annual meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2015

This proxy statement has been prepared by the management of CorMedix Inc. “We,” “our” and the “Company” each refers to CorMedix Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the notice, this proxy statement, our 2014 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 22, 2015. We mailed a Notice of Internet Availability of Proxy Materials on or about April 22, 2015 to our stockholders of record and beneficial owners as of April 20, 2015, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on April 20, 2015. At the close of business on April 20, 2015, a total of 28,972,057 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting.  Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment.  Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

●
The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

●
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

●
The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board on executive compensation.

●
The advisory vote on the frequency of future votes on executive compensation will be decided by a plurality of the votes cast at the meeting. This means that the frequency period (every one, two or three years) receiving the highest number of “FOR” votes will be selected. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board as to the frequency period ultimately chosen by the Board.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the NYSE MKT, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions.  When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors and the advisory votes on executive compensation and the frequency of such advisory voting, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions.  The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

●	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

●	leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy.  This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Because your vote on each of our executive compensation, the frequency of voting on executive compensation and the ratification of the appointment of our independent registered public accounting firm is advisory, it will not be binding on our Board or our Company.  However, our Board, the Compensation Committee and the Audit Committee will consider the outcome of the votes when making future decisions regarding executive compensation and the frequency of each voting and the selection of our independent registered public accounting firm.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We did not, but may in the future, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board shall be not less than five nor more than nine.  The Board may establish the number of directors within this range. There are seven directors presently serving on our Board, and the number of directors to be elected at this annual meeting is seven.  In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp., our largest stockholder, the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock the right to appoint up to two members to our Board of Directors and/or to have up to two observers attend Board meetings in a non-voting capacity.  Manchester has not taken any action to exercise these rights.

The Board proposes the seven nominees listed below for election to the Board for a one-year term. The Board has determined that all directors, except Randy Milby, our Chief Executive Officer, Anthony Pfaffle, our Chief Scientific Officer and Steven Lefkowitz, our former Interim Chief Financial Officer, are independent as defined in Rule 803A(2) of the NYSE MKT Rules.  In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Directors with Terms Expiring in 2015

Name	Age	Director Since	Position(s) with CorMedix
Matthew Duffy	52	November 2011	Director
Michael W. George	66	February 2014	Director
Steven Lefkowitz	59	August 2011	Director
Taunia Markvicka	47	April 2014	Director
Randy Milby	61	August 2013	Director
Antony E. Pfaffle, M.D.	51	February 2007	Director, Chief Scientific Officer and Secretary
Cora M. Tellez	65	April 2014	Director

Matthew P. Duffy has been a director of CorMedix since November 2011.  Mr. Duffy is currently Managing Director at LifeSci Advisors and Capital, LLC, a boutique Investor Relations and Investment Bank in New York.  He has also been Managing Partner and founder of Black Diamond Research, LLC, since July 2001.  Further, he is a founder of Algorithm Sciences, LLC and Identic Pharmaceuticals, LLC. In addition, he is a managing member of NSIP LLC, and a member of the Executive Committee of Ellington Asset Management, LLC.  He led commercial operations at Lev Pharmaceuticals, from November 2007 to October 2008.  From 1995 to 2001, Mr. Duffy led the marketing group at MedImmune, Inc., and prior to that held a series of positions in Sales and Marketing at Pfizer, Inc.  Mr. Duffy holds the series 7, 63 and 65 securities licenses and received his undergraduate degree from Duke University.  Among other experience, qualifications, attributes and skills, Mr. Duffy’s commercial and marketing expertise with development stage biotechnology companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Michael W. George joined our Board in February 2014.  Mr. George is currently the Chief Executive Officer of Michael George & Associates, a health care consulting firm.  Prior to forming Michael George & Associates, Mr. George served as a restructuring and turnaround executive for aaiPharma Inc., Derm Tech International and Urocor, Inc.  Prior to that, he served as President/North America of Elan Pharmaceuticals.  He has over 25 years of sales and marketing experience, including senior management positions, with three large pharmaceutical companies, DuPont Merck Pharmaceutical Company, Bristol Myers Pharmaceutical Company and Sandoz Pharmaceuticals, Inc. (now Novartis).  Mr. George serves on the board of ClearPath Diagnostics, Inc., a private company, and Coastal Horizons, Inc., a non-profit corporation.  He holds a B.S. in Business Administration from Central Missouri State University (now the University of Central Missouri) and a Masters of Business Administration from New Hampshire College (now the University of Southern New Hampshire). Among other experience, qualifications, attributes and skills, Mr. George’s executive, commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Steven W. Lefkowitz has been a director of CorMedix since August 2011. He also served as our acting Chief Financial Officer from August 2013 to July 2014.  Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation Money Purchase Plan, a financial advisory services company, since June 1990.  Mr. Lefkowitz also serves as a director in both publicly traded and privately held companies.  Mr. Lefkowitz has been a director of Franklin Credit Management Corporation, formerly known as Franklin Credit Holding Corporation, a public specialty consumer finance company since 1996, a director of AIS, RE., a privately held reinsurance company since 2001, and a director and chairman of the board of MedConx, Inc., a privately held medical devices connector company since 2007.  Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985.  Among other experience, qualifications, attributes and skills, Mr. Lefkowitz’s financial expertise with development stage biotechnology companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Taunia Markvicka PharmD, MBA became a director of CorMedix in April 2014.  She is currently Senior Vice President, Chief Commercial Officer at Pacira Pharmaceuticals (Nasdaq: PCRX), a position she has held since January 2014, prior to which she served as Vice President, Commercial of Pacira, beginning in November 2010.  Ms. Markvicka has a strong commercial and clinical background, and has extensive experience in managing a product strategy from development to commercialization. She has been responsible for all facets of commercialization, market analysis, pre-launch planning, forecasts, budgets and launches.  She has held leadership roles at Stack Pharma, The Medicines Company, Watson Pharmaceuticals, and Sandoz Pharmaceuticals (now Novartis). Among other experience, qualifications, attributes and skills, Ms. Markvicka’s commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Randy Milby joined CorMedix in May 2012 to serve as our Chief Operating Officer pursuant to a consulting agreement with MW Bridges LLC, a Life Science consulting firm, of which Mr. Milby is Managing Partner.  On January 1, 2013, Mr. Milby was appointed as our Chief Executive Officer.  Mr. Milby had previously served as Global Business Director, Applied Biosciences, and other management positions at DuPont Company from 1999 through 2010.  Since September 2010, Mr. Milby was co-founder and a managing director of WaterStone Bridge, LLC, a healthcare consulting services firm.  From 1998 through 1999, Mr. Milby was also a healthcare analyst at Goldman, Sachs & Company.  Mr. Milby received his Pharmacy degree at the University of Kansas and received his Masters of Business Administration from Washington University in St. Louis.  Among other experience, qualifications, attributes and skills, Mr. Milby’s pharmacy training and healthcare and life science industry expertise led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Antony E. Pfaffle, M.D. has been a director of CorMedix since February 2007, was appointed as our interim Chief Scientific Officer effective January 1, 2013, and became our Chief Scientific Officer in July 2014. Dr. Pfaffle has been Director of Healthcare Research at Bearing Circle Capital, L.P., an investment fund, since May 2007. Dr. Pfaffle is an Advisory Medical Director for ParagonRx, an Inventiv Company specializing in drug and device risk evaluation and mitigation. He was a Managing Director at Paramount BioCapital, Inc. and Senior Vice-President of Business Development at Paramount BioSciences, LLC from December 2005 to May 2007. Dr. Pfaffle was a Principal and Founder of Black Diamond Research, an investment research company, from July 2001 to December 2005. Dr. Pfaffle is an internist who practiced nephrology at New York Hospital-Weill Cornell Medical Center, Lenox Hill Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Pfaffle received his M.D. from New York Medical College in 1989. Among other experience, qualifications, attributes and skills, Dr. Pfaffle’s financial expertise, knowledge of the investment community, medical science background and experience with development stage biopharmaceutical companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Cora M. Tellez joined the Board of CorMedix in April 2014. She is currently President and CEO of Sterling HSA, a company she founded in 2004.  Mr. Tellez has 25 years of management experience in health care finance and delivery.  Prior to founding Sterling HSA, Ms. Tellez was President of the Health Plans division of Health Net, Inc., an insurance provider that operated in seven states and achieved revenue of $8 billion from health plans.  She has also served as President of Prudential’s western health operations, CEO of Blue Shield of California, Bay Region and Regional Manager for Kaiser Permanente of Hawaii.  She serves on the boards of HMS Holdings, Inc. (NASDAQ:HMSY) and Practice Fusion, a venture backed company.  She previously served as a former board director of Crescent Healthcare, Bank of Hawaii, Glendale Federal Bank, Cal Fed Bank, Catellus Development Company and First Consulting Group. Among other experience, qualifications, attributes and skills, Ms. Tellez’s business experience in the healthcare industry, and her service as a director of a public company, led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the seven nominees receiving the highest number of votes will be elected.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election of the seven nominees for election to the Board for a one-year term.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, the Board of Directors is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board and the Compensation Committee value the opinion of our stockholders and will review and consider the voting results.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and Company and stockholder interests. We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described on pages 14 - 21 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of CorMedix Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table for fiscal 2014, and the other related tables and disclosures.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date present or represented at the meeting is required to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2014 executive compensation.

PROPOSAL NO. 3—ADVISORY VOTE REGARDING THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a “say on pay” advisory vote such as Proposal Two. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation programs either annually, every two years, or every three years. Although this vote is advisory and nonbinding, the Board of Directors will review voting results and give consideration to the outcome of such voting.

Our company has only recently begun commercial operations and is still pursuing clinical development of our product candidates.  To save cash resources, the Board recommends that you vote in favor of an advisory vote on our executive compensation program every three years.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which CorMedix Inc. is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Summary Compensation Table for fiscal 2014, and the other related tables and disclosures).”

As indicated above, the stockholder vote on the frequency of nonbinding stockholder votes to approve executive compensation will not be binding on our Company or the Board of Directors, and will not be construed as overruling or determining any decision by us or the Board. The vote will not be construed to create or imply any change to our Company’s fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

The frequency—every one, two or three years—receiving the greatest number of votes cast shall be deemed the recommendation of the stockholders for the frequency of future advisory votes on executive compensation.

Recommendation

The Board unanimously recommends that stockholders vote FOR the option of EVERY THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm Friedman LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of Friedman LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Information about Change of Independent Registered Public Accounting Firm

On May 15, 2014, we changed our independent registered public accounting firm from CohnReznick LLP to Friedman LLP for the year ended December 31, 2014.  The change was approved by the Audit Committee of the Board of Directors.

CohnReznick’s reports on our consolidated financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion , and were not qualified or modified as to uncertainty, audit scope or accounting principles, although the report for the year ended December 31, 2012 contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two years ended December 31, 2013 and through the date of their dismissal, there were no: (a) disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.  However, CohnReznick identified material weaknesses in our financial reporting process related to our limited finance staff and the resulting ineffective management review over financial reporting, coupled with increasingly complex accounting treatments associated with our financing activities and European expansion.

CohnReznick indicated to us that it agreed with the foregoing statements contained in the paragraphs above as they relate to CohnReznick and furnished a letter dated May 16, 2014 to the United States Securities and Exchange Commission, or SEC, to this effect.  A copy of the letter from CohnReznick was Exhibit 16.1 to our Current Report on Form 8-K that we filed with the SEC on May 16, 2014.

During the two years ended December 31, 2013 and through May 16, 2014, neither we nor anyone acting on our behalf consulted with Friedman LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

Ratification of the appointment of Friedman LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Board Composition

Our Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Cora M. Tellez, and that of Chief Executive Officer, currently held by Randy Milby. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at our annual meeting of stockholders.

No stockholder has nominated anyone for election as a director at this annual meeting.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee consists of Ms. Tellez (Chair), Mr. Duffy and Ms. Markvicka.  Our Compensation Committee consists of Ms. Markvicka (Chair), Mr. Duffy, and Mr. George. Our Nominating and Governance Committee consists of Mr. George (Chair), Ms. Markvicka and Ms. Tellez.

Our Board has undertaken a review of the independence of our directors and has determined that all directors except Randy Milby, Anthony Pfaffle and Steven Lefkowitz are independent within the meaning of Section 803A(2) of the NYSE MKT Rules and that Ms. Tellez, Mr. Duffy and Ms. Markvicka meet the additional test for independence for audit committee members imposed by SEC regulation and Section 803B(2) of the NYSE MKT Rules. The members of our Compensation Committee are all independent within the meaning of Section 805(c) of the NYSE MKT Rules.

Each of the above-referenced committees operates pursuant to a formal written charter.  The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Ms. Tellez and Mr. Duffy qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Ms. Tellez and Mr. Duffy as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, the Compensation Committee administers our stock option and employee stock purchase plans, including granting stock options to our executive officers and directors. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

We did not use the services of any compensation consultant in matters affecting the compensation of named executive officers or directors during 2014.  In the future, we, or the Compensation Committee, may engage or seek the advice of a compensation consultant.

Each member of the Audit Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws.  During the fiscal year ended December 31, 2014, the Board held 11 meetings and also conducted business by written consent, the Audit Committee held five meetings and also conducted business by written consent, the Compensation Committee held 6 meetings and also conducted business by written consent, and the Nominating and Governance Committee held three meetings.  Each person who was a director during 2014 attended at least 75% of the Board meetings and the meetings of the committee on which he served. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so. Directors Matthew Duffy, Steven Lefkowitz, Antony Pfaffle and Cora Tellez attended the 2014 annual meeting, with Mr. Duffy and Ms. Tellez participating via telephone.

Risk Oversight

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee.  In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our company, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company.  The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.  Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Stockholder Proposals

 The Bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination will be disregarded.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Secretary
CorMedix Inc.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2015 by:

●	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

●	each director and nominee for director;

●	each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”); and

●	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC.  Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.  As of March 31, 2015, we had 27,864,841 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after March 31, 2015 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders
Elliott Associates, L.P. (2)	3,004,085	9.9
Directors and Named Executive Officers:
Randy Milby (3)	1,367,541	4.7
Matthew P. Duffy (4)	520,723	1.8
Steve Lefkowitz (5)	998,712	3.5
Antony E. Pfaffle, M.D.(6)	751,725	2.6
Michael W. George(7)	45,000	*
Cora Tellez (8)	98,386	*
Taunia Markvicka (9)	10,000	*
Harry O’Grady (10)	25,000	*

All executive officers and directors as a group (8 persons) (11)	2,487,716	9.8

* Less than 1%

(1)
Based upon 27,864,841 shares of our common stock outstanding on March 31, 2015 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of March 31, 2015.

(2)
Due to the Ownership Limitation (as defined below), Elliott Associates, L.P. (“Elliott Associates”) may be deemed the beneficial owner of 3,004,085 shares of our common stock through securities held by it and by Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates (“Manchester”), and Elliott International, L.P., a wholly-owned subsidiary of Elliott Associates (“Elliott International”). Notwithstanding the above, Elliott Associates beneficially holds: (i) 781,440 shares of our common stock held by Manchester, (ii) 2010 warrants held by Manchester exercisable for 390,720 shares of our common stock, (iii) 2012 warrants exercisable for 1,000,000 shares of our common stock, (iv) May 2013 warrants exercisable for 500,000 shares of our common stock, (v) 52,500 shares of our Series C-2 non-voting convertible preferred stock convertible into 525,000 shares of our common stock, (vi) October 2013 warrants exercisable for 262,500 shares of our common stock, (vii) 97,500 shares of our Series C-2 non-voting convertible preferred stock held by Elliott International convertible into 975,000 shares of our common stock, (viii) October 2013 warrants held by Elliott International exercisable for 487,500 shares of our common stock, (ix) 73,962 shares of our Series D non-voting convertible preferred stock held by Manchester convertible into 1,479,240 shares of our common stock, and  (x) 89,623 shares of our Series E non-voting convertible preferred stock held by Manchester convertible into 1,959,759 shares of our common stock (the 2012 warrants, the May 2013 warrants and the October 2013 warrants shall collectively be referred to herein as the “Convertible Securities”).  However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Elliott Associates having aggregate beneficial ownership of (a) with respect to the 2012 warrants, 4.999% of the total issued and outstanding shares of our common stock, and (b) with respect to the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation").  Elliott Associates disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Elliott Associates’ aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case).  Therefore, Elliott Associates disclaims beneficial ownership of any of our common stock issuable upon any conversion or exercise of the 2012 warrants, and any shares of our common stock, issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, which conversion of exercise would be prohibited by the ownership limitation. The business address of Elliott Associates is 40 West 57th Street, 30th Floor, New York, New York 10019.  Based solely on information contained in a Schedule 13D filed with the SEC on February 17, 2015 by Elliott Associates and other information known to us.

(3)
Consists of (i) 51,436 shares of common stock held by Mr. Milby, (ii) 196,243 shares of our common stock held by MW Bridges LLC, of which Mr. Milby is Managing Partner, (iii) 687,500 shares of our common stock issuable upon exercise of stock options, (iii) 62,500 shares of our common stock issuable upon exercise of 2012 warrants held by MW Bridges LLC, (iv) 237,000 shares of our common stock issuable upon conversion of 23,700 shares of our Series C-3 non-voting convertible preferred stock, (v) 13,000 shares of our common stock issuable upon conversion of 1,300 shares of our Series C-3 non-voting convertible preferred stock held by MW Bridges LLC, (vi) 118,500 shares of our common stock issuable upon exercise of 2014 warrants, and (vii) 6,500 shares of our common stock issuable upon exercise of 2014 warrants held by MW Bridges LLC. The 2012 warrants identified in clause (iii) above prohibit conversion or exercise if after such conversion or exercise Mr. Milby and his affiliates would beneficially own more than 4.9% of our outstanding common stock, and the Series C-3 preferred stock and 2014 warrants identified in clauses (iv) through (vii) above prohibit conversion or exercise if after such conversion or exercise Mr. Milby and his affiliates would beneficially own more than 9.9% of our outstanding common stock (together with the limitation imposed upon the conversion of the 2012 warrants, the “Milby Ownership Limitation”).  In accordance with Rule 13d-4 under the Exchange Act, Mr. Milby disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Milby Convertible Securities if such conversion or exercise would cause Mr. Milby’s aggregate beneficial ownership to exceed or remain above the Milby Ownership Limitation.

(4)
Consists of (i) 38,339 shares of our common stock, (ii) 452,500 shares of our common stock issuable upon exercise of stock options, (iii) 25,000 shares of our common stock issuable upon exercise of 2012 warrants, and (iv) 4,884 shares of our common stock issuable upon conversion of 2010 warrants. The warrants identified in clause (iii) above prohibit conversion or exercise if after such conversion or exercise Mr. Duffy and his affiliates would beneficially own more than 4.9% of our outstanding common stock.

(5)
Consists of (i) 124,035 shares of our common stock held by Mr. Lefkowitz individually, (ii) 10,000 shares of our common stock held by Mr. Lefkowitz’s spouse, (iii) 174,741 shares of our common stock held by Wade Capital Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, (iv) 545,000 shares of our common stock issuable upon exercise of stock options,  (v) 45,000 shares of our common stock issuable upon conversion of 4,500 shares of our Series C-3 convertible preferred stock held by Mr. Lefkowitz individually, (vi) 30,000 shares of our common stock issuable upon conversion of 3,000 shares of our Series C-3 convertible preferred stock held by Wade Capital Money Purchase Plan,  (vii) 22,500 shares of our common stock issuable upon exercise of 2014 warrants held by Mr. Lefkowitz individually, (viii) 15,000 shares of our common stock issuable upon exercise of 2014 warrants held by Wade Capital Money Purchase Plan, and (ix) 32,436 shares of our common stock issuable upon exercise of 2010 warrants held by Mr. Lefkowitz individually.  The number of shares of our common stock into which the Series C-3 preferred stock and 2014 warrants are convertible or exercisable, as applicable, are limited pursuant to their terms to that number of shares of our common stock which would result in Mr. Lefkowitz having aggregate beneficial ownership of 9.99% of the total issued and outstanding shares of our common stock (the “Lefkowitz Ownership Limitation”).  In accordance with Rule 13d-4 under the Exchange Act, Mr. Lefkowitz disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Lefkowitz Convertible Securities if such conversion or exercise would cause Mr. Lefkowitz’s aggregate beneficial ownership to exceed or remain above the Lefkowitz Ownership Limitation.

(6)	Consists of (i) 16,725 shares of our common stock, and (ii) 735,000 shares of our common stock issuable upon exercise of stock options.

(7)	Consists of 45,000 shares of our common stock issuable upon exercise of stock options.

(8)	Consists of (i) 88,386 shares of our common stock, and (ii) 10,000 shares of our common stock issuable upon exercise of stock options.

(9)	Consists of 10,000 shares of our common stock issuable upon the exercise of stock options.

(10)	Consists of 25,000 shares of our common stock issuable upon the exercise of stock options.

(11)
Consists of (i) 1,395,019 shares of our common stock, (ii) 2,210,000 shares of our common stock issuable upon exercise of stock options, (iii) 825,000 shares of our common stock issuable upon conversion of Series C-3 convertible preferred stock, and (iv) 600,420 shares of our common stock issuable upon exercise of warrants, as referenced in footnotes 4 through 8. However, pursuant to the various ownership limitations discussed in footnotes 4, 6 and 7, in accordance with Rule 13d-4 under the Exchange Act, an aggregate of 571,207 shares of our common stock issuable upon conversion or exercise of certain shares of Series C-3 preferred stock and warrants to purchase common stock are excluded from the table.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2014

The following table shows the compensation earned by each non-employee director of our company for the year ended December 31, 2014.

Name	Fees Earned ($)		Option Awards (1) (2) ($)	Total ($)
Cora Tellez	32,637	(3)	44,640	77,277
Michael W. George	30,075	(3)	83,745	113,820
Taunia Markvicka	28,073		44,640	72,713
Gary A. Gelbfish, M.D.(4)	20,100		339,250	359,350
Antony E. Pfaffle, M.D.(5)	--		--	-
Steven Lefkowitz (6)	--		-	-
Matthew P. Duffy	37,818		265,500	303,318

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 2 to our audited financial statements included in this Annual Report on Form 10-K.

(2)
As of December 31, 2014, the number of shares underlying options held by each non-employee director was as follows: 30,000 shares for Ms. Tellez, 45,000 shares for Mr. George, 30,000 shares for Ms. Markvicka, no shares for Dr. Gelbfish; and 465,000 shares for Mr. Duffy.  For information on options held by Dr. Pfaffle and Mr. Lefkowitz, see the “Outstanding Equity Awards at Fiscal Year End” table below.

(3)
Includes fees of $15,786 for Ms. Tellez and $6,040 for Mr. George that were deferred.  See “Directors Compensation Plan” below for a description of the deferral plan pursuant to which the deferrals were made.

(4)	Dr. Gelbfish resigned on June 13, 2014.

(5)	On July 21, 2014, Antony Pfaffle was appointed our Chief Scientific Officer. All compensation paid to Dr. Pfaffle as an officer and a director is set forth in the “Summary Compensation Table” below.

(6)
On August 15, 2013, Steven Lefkowitz was appointed our Interim Chief Financial Officer, which position he resigned on July 20, 2014.  All compensation paid to Mr. Lefkowitz as an officer and a director is set forth in the “Summary Compensation Table” below.

Directors Compensation Plan

The following director cash and equity compensation policies were in effect prior to October 20, 2014.  Non-employee directors were entitled to receive the following cash compensation: (i) a $20,000 annual retainer, except that the Chairman of the Board receives $30,000, (ii) $5,000 annually for service on the Audit Committee, except that the Chairman of the Audit Committee received $12,000, (iii) $4,000 annually for service on the Nominating and Corporate Governance Committee, except that the Chairman of the Nominating and Corporate Governance Committee received $5,000, (iv) $4,000 annually for service on the Compensation Committee, except that the Chairman of the Compensation Committee received $5,000, (v) $1,000 for each in-person meeting of the Board attended, and (vi) $500 for each telephonic meeting of the Board attended.  Employee directors do not receive any compensation for their services on the Board.  Non-employee directors were entitled to receive: (i) an annual grant to each non-employee director at the first Board meeting of the calendar year of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests on the first anniversary of the grant date; and (ii) a one-time grant to each new non-employee director in connection with his or her initial election to the Board of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests in equal installments on each of the grant date, the first anniversary of the grant date and the second anniversary of the grant date.

Effective October 20, 2014, we adopted the following cash and equity compensation policies for non-employee directors.   Each director receives an annual cash fee of $25,000, the Board Chair receives an additional $5,000 and committee Chairs receive an additional $5,000.  Upon a director’s first election to the Board, he or she will be granted an option to purchase 50,000 shares of our common stock.  After election to the Board, in the next calendar year after his or her election and annually thereafter, each director will be granted an option to purchase 50,000 shares of our common stock for his or her service on the Board.  Vesting for all option grants will be 25% on the second anniversary of grant and an additional 25% on the third, fourth and fifth anniversaries of grant, provided the director remains a member of the Board on the respective anniversary date.

In July 2014, we adopted a Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees.  Any cash fees due a participating director will be converted into a number of shares of our common stock by dividing the dollar amount of fees payable by the closing price of our common stock on the date such fees would be payable, and the director’s unfunded account would be credited with the  shares.  The shares that accumulate in a director’s account will be paid to the director on the tenth business day in January following the year in which the director’s service terminates for whatever reason, other than death, in which case the account will be paid within 30 days of the date of death to the designated beneficiaries, if any. If there are no designated beneficiaries, the account will be paid out the same as with any other termination of service.  In the event of a change in control of our company, the director would receive cash in an amount equal to the number of shares in the account multiplied by the fair market value of our common stock on the change in control date, and the payment would be accelerated to five business days after the effective date of the change in control.

EXECUTIVE COMPENSATION

Compensation Objectives and Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

●	motivate, recruit and retain executives capable of meeting our strategic objectives;

●	provide incentives to ensure superior executive performance and successful financial results for our company; and

●	align the interests of the named executive officers with the long-term interests of our stockholders.

The Compensation Committee seeks to achieve these objectives by:

●	establishing a compensation structure that is both market competitive and internally fair;

●	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

●	providing upward leverage for overachievement of goals; and

●	providing long-term equity-based incentives.

 In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and/or restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

The Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other named executive officers. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Compensation Committee together assess the performance of the other named executive officers and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Chief Executive Officer provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for 2014.

The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

We did not use the services of any compensation consultant in matters affecting the compensation of named executive officers or directors during 2013 or 2014.  In the future, we, or the Compensation Committee, may engage or seek the advice of a compensation consultant.

The Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Compensation Committee reviews the performance of each named executive officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Compensation Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions approved by the Compensation Committee with respect to such matters.

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our named executive officers.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the named executive officers are reviewed and approved by the Compensation Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the named executive officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

The base salary information for our named executive officers for 2014 is set forth in the Summary Compensation Table below. In May 2014, we entered into an employment agreement with our Chief Executive Officer, Randy Milby, and in July 2014, we entered into a letter agreement with each of Dr. Anthony Pfaffle, our Chief Scientific Officer, and Harry O’Grady, our Chief Financial Officer, that provides terms of employment.  These agreements provide for a salary for each officer and are described under the caption “Employment Agreements and Arrangements.”

Annual Bonuses

As part of their compensation package, our named executive officers generally have the opportunity to earn annual bonuses under our Short Term Incentive Plan. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The Compensation Committee establishes each year a target award for each named executive officer based on a percentage of base salary, and based on any applicable terms in any individual employment agreements. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each named executive officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each named executive officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Compensation Committee believes it is a precise measure of how the named executive officer contributed to business results.

Long-Term Incentive Equity Awards

We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our 2006 Stock Plan and 2013 Stock Plan were each established to provide our employees, including our named executive officers, with incentives to help align employees’ interests with the interests of our stockholders.  Effective upon the approval by our stockholders of our 2013 Stock Plan, we are no longer able to issue any award under the 2006 Stock Plan.  The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has used restricted stock in the past and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation.  Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our named executive officers through stock options and restricted stock grants than through cash-based compensation.  The Compensation Committee generally oversees the administration of our 2006 Stock Plan.

Stock Options

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of Randy Milby, our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the named executive officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986.

We expect to continue to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of our named executive officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●
Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones.

●
Stock options help to provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

●
The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual named executive officer’s total compensation.

●
Restricted Stock.  Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2013 or 2014. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Restricted Stock

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2013 or 2014. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our named executive officers, some of whom may be parties to employment or consulting agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment or consulting agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Employment Agreements and Arrangements

On May 9, 2014, we entered into an employment agreement, effective March 31, 2014, with our Chief Executive Officer, Randy Milby. Unless renewed pursuant to the terms thereof, the agreement will expire on March 31, 2016. Pursuant to the agreement, we must use best efforts to cause Mr. Milby to be elected as a member of our Board of Directors and we must include him in the management slate for election as a director at every stockholders meeting during the term of the agreement at which his term as a director would otherwise expire. Mr. Milby will not receive additional compensation for his services as a member of our Board of Directors.

 In exchange for his service as our Chief Executive Officer, Mr. Milby will receive an annual base salary of $300,000.00, up to 50% of which may be paid in the form of unregistered common stock at the discretion of Mr. Milby and subject to specified limitations. Mr. Milby will be eligible for an annual target bonus, the cash portion of which may equal up to 100% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Mr. Milby. Mr. Milby’s annual bonus, if any, will be paid in cash or a combination of cash and equity, provided that the equity portion will make up no more than 50% of the value of such annual bonus. Mr. Milby is eligible to participate in all employee benefits available to our senior executives from time-to-time, and we must designate Mr. Milby as a named insured on our directors’ and officers’ liability insurance policy. Pursuant to the agreement, Mr. Milby is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

If we terminate Mr. Milby’s employment for Cause (as defined below), Mr. Milby will be entitled to receive only the accrued compensation due to him as of the date of such termination, all shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate. If Mr. Milby resigns for other than Good Reason, he will be entitled only to payment of his accrued compensation as of such date. If we terminate Mr. Milby’s employment other than for Cause, death or disability, or if Mr. Milby resigns for Good Reason (as each such term is defined below), Mr. Milby will continue to receive his base salary and benefits for a period of 12 months following the effective date of the termination of his employment, or, in the case of benefits, until such time as he receives equivalent coverage and benefits under plans and programs of a subsequent employer. All shares of restricted stock and all unvested options to purchase shares of our capital stock then held by Mr. Milby will be accelerated and deemed to have vested as of the effective date of the termination of his employment. To the extent any of the aforementioned benefits cannot be provided to former employees, we will pay Mr. Milby a lump-sum payment in the amount necessary to allow Mr. Milby to purchase the equivalent benefits. Upon a Change of Control of our company (as defined in the agreement), all shares of our company’s restricted stock and all unvested options to purchase shares of our capital stock then held by Mr. Milby will be accelerated and deemed to have vested as of the date of such Change of Control.

For purposes of the agreement, “Cause” is defined as: (a) the willful failure, disregard or refusal by Mr. Milby to perform his material duties or obligations under the agreement; (b) any willful, intentional, or grossly negligent act by Mr. Milby having the effect of materially injuring (whether financial or otherwise and as determined reasonably and in good-faith by a majority of the members of our Board of Directors) the business or reputation of our company or any of our affiliates (provided, however, that this provision will not apply to any company affiliate that is engaged in a business competitive with our company’s business); (c) Mr. Milby’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (d) a good faith determination by the Board and/or any government representative or agency that Mr. Milby is a ‘bad actor” as defined by 17 CFR 230.506(a); (e) the good faith determination by our Board of Directors, after a reasonable and good-faith investigation by our company following any allegation by another employee of our company, that Mr. Milby engaged in some form of harassment prohibited by law (including, without limitation, harassment on the basis of age, sex, or race) unless Mr. Milby’s actions were specifically directed by the Board; (f) any material misappropriation or embezzlement by Mr. Milby of the property of our company or our affiliates (whether or not a misdemeanor or felony); or (g) any breach by Mr. Milby of any material provision of the agreement that is not cured by him to our reasonable satisfaction within 30 days after written notice thereof.

For purposes of the agreement, “Good Reason” is defined as: (a) any material breach of the agreement by our company if Mr. Milby has provided us with written notice of the breach within 90 days of the breach and we have not cured such breach within 30 days from such notice; (b) without Mr. Milby’s express written consent, we materially reduce his duties, responsibilities, or authority as Chief Executive Officer including, without limitation, a change in the line of reporting between him and our Board of Directors, that causes his position with us to become of less responsibility or authority than his position as of the effective date of the agreement; (c) a relocation of our principal place of business outside the New York metropolitan area or to a location more than 50 miles from the immediately preceding location without Mr. Milby’s written consent; (d) a material reduction in his annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; or (e) our failure to include Mr. Milby in our management’s slate for election to the Board.

On July 21, 2014, we entered into a letter agreement with each of our Chief Scientific Officer, Dr. Antony Pfaffle, and our Chief Financial Officer, Harry O’Grady. Pursuant to their respective agreements, we agreed to pay a base salary of $230,000 to Mr. O’Grady and $200,000 to Dr. Pfaffle.  Additionally, we agreed to review each of Mr. O’Grady and Dr. Pfaffle’s (each, an “Executive”) salary in early 2015 with the goal of achieving market value for a CFO or CSO, respectively, with such Executive’s experience operating in a company of similar size and with revenue similar to ours, but in any event not less than $230,000 and $200,000, respectively.  Mr. O’Grady was eligible to participate in the Short Term Incentive Plan (STIP) beginning January 1, 2015, with a target award opportunity equal to 40% of his base salary.  Dr. Pfaffle was eligible to participate in the STIP beginning on his employment date.  His 2015 target award opportunity is equal to 30% of his base salary.

Upon a change of control of our company, as defined in each Executive’s employment agreement, all shares of our capital stock held by such Executive that are subject to vesting (“Restricted Stock”) and all options to purchase shares of capital stock of the Company (“Options”) will be accelerated and deemed to have vested as of the date of the change of control.

If the Executive’s employment is terminated, we will pay him his base salary and benefits otherwise payable to him through the last day of his actual employment, including any earned but unpaid bonuses.  In addition, if the Executive’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable (i) his base salary for 180 days after the termination of his employment, and (ii) additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and arrangements.  All shares of Restricted Stock and Options that are scheduled to vest on or before the next succeeding anniversary of the date of his employment agreement will be accelerated and deemed to have vested as of the termination date.  All other shares of Restricted Stock and Options that have not vested or been deemed to have vested will be forfeited.

If we terminate the Executive’s employment without “cause” (as defined in the Executive’s agreement) or the Executive terminates his employment for “good reason” (as defined in the agreement), then we will (i) pay the Executive his then-current salary for 12 months, and (ii) provide the Executive such other benefits, if any, as may be provided under applicable employee benefit plans, programs and arrangements of the Company.  In addition, any all Restricted Shares and unvested Options will be accelerated and deemed to have vested as of the termination date.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers in the years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Randy Milby (2)	2014	287,500	--	147,500	--		435,000
Chief Executive Officer	2013	223,500	--	368,500	--		592,000
Steven W. Lefkowitz (3)	2014	60,000	--	339,250	26,483	(4)	425,733
Interim Chief Financial Officer	2013	30,000	--	88,440	39,650	(4)	158,090
Antony E. Pfaffle (5)	2014	219,800	30,000	356,550	16,928	(4)	623,728
Acting Chief Scientific Officer	2013	120,000	--	154,770	37,500	(4)	312,270
Harry O’Grady (6)	2014	103,795	--	111,000	--		214,795
Chief Financial Officer	2013	--	--	--	--		--

(1)	The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise.

(2)	Mr. Milby became our Chief Executive Officer on January 1, 2013, but was a consultant until becoming an employee on April 1, 2013. The amount of salary reported for 2013 includes $36,000 paid in consulting fees to MW Bridges LLC, of which Mr. Milby is Managing Partner.

(3)	Mr. Lefkowitz served as our Interim Chief Financial Officer from August 15, 2013 until July 20, 2014.

(4)	Consists of director fees.

(5)	Dr. Pfaffle became our Acting Chief Scientific Officer on January 1, 2013 and our Chief Scientific Officer effective July 1, 2014.

(6)	Mr. O’Grady became our Chief Financial Officer on July 21, 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2014.

Name	Number of Shares Underlying Unexercised Options (#) – Exercisable	Number of Shares Underlying Unexercised Options (#) - Unexercisable	Option Exercise Price ($)	Option Expiration Date
Randy Milby	50,000	--	0.29	5/14/2022
	100,000	-	0.68	12/05/2022
	437,500	--	0.90	3/20/2023
	100,000	--	2.02	1/09/2024
Steven W. Lefkowitz	30,000	--	1.10	8/11/2021
	30,000	--	0.29	1/06/2022
	150,000	--	0.68	12/5/2022
	105,000	15,000	0.90	3/20/2023
	200,000	-	2.02	1/09/2024
	--	30,000	2.02	1/09/2024
Antony E. Pfaffle	20,000	--	3.125	3/30/2020
	30,000	--	2.10	1/14/2022
	30,000	--	0.29	1/06/2022
	250,000	--	0.68	12/05/2022
	175,000	--	0.90	3/20/2023
	100,000	--	2.02	1/09/2024
	--	30,000	2.02	1/09/2024
	100,000	--	2.27	4/01/2024
Harry O’Grady	25,000	75,000	1.80	7/21/2024

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. The Secretary will forward all such communications to the addressee.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2014, which were audited by Friedman LLP, our independent registered public accounting firm. The Audit Committee discussed with Friedman LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee). The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2014 were compatible with maintaining Friedman LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

All members of our Audit Committee are independent under SEC regulation and Section 803B(2) of the NYSE MKT Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NYSE MKT Rules 803B2(a)(iii). Our Board has determined that each of Ms. Tellez and Mr. Duffy qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Cora M. Tellez, Chairman
Matthew Duffy
Taunia Markvicka

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed to us by Friedman LLP, our independent registered public accounting firm for the year ended December 31, 2014, and CohnReznick LLP, our independent registered public accounting firm for the year ended December 31, 2013 for services relating to: auditing our annual financial statements; reviewing our financial statements included in our quarterly reports on Form 10-Q; reviewing registration statements in connection with a Forms S-3 and S-8 filed during 2013 and 2014; financing activities in 2013 and 2014; and services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	2014	2013
Audit Fees:
Friedman LLP	$87,500	$--
CohnReznick LLP	67,500	190,445
Audit Related Fees:
Friedman LLP	$46,650	$--
CohnReznick LLP	80,102	--
Tax Fees:
Friedman LLP	$13,500	--
CohnReznick LLP	16,000	$7,850
All Other Fees:
Friedman LLP	$--	$--
CohnReznick LLP	--	--
Total	$311,252	$198,295

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.  All services performed by our independent registered public accounting firm during 2014 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On January 8, 2014, the following individuals purchased shares of our Series C-3 convertible preferred stock and warrants to purchase shares of our common stock in a private placement, all on the same terms as other investors in the private placement, as follows:

●	Cora Tellez, director, 5,000 shares and a warrant to purchase 25,000 shares of our common stock;

●
Steven Lefkowitz, director, purchased (indirectly through Wade Capital Corporation Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control) and individually 4,500 and 3,000 shares, respectively, and warrants to purchase 22,500 and 15,000 shares, respectively; and

●
Randy Milby, our Chief Executive Officer and a director, indirectly through MW Bridges LLC (an entity for which he is Managing Partner, and has voting and investment control) and individually 23,700 and 1,300 shares, respectively, and warrants to purchase 118,500 and 6,500 shares, respectively.

On September 15, 2014, we entered into a consent and exchange agreement with the holders of our Series C-3 preferred stock and related warrants, including Ms. Tellez, Mr. Lefkowitz and Mr. Milby, pursuant to which, we amended and restated the Series C-3 preferred stock and the related warrants to remove anti-dilution, price reset and certain change of control provisions that caused those securities to be classified as derivative liabilities under U.S. generally accepted accounting principles.  The exchange was on the same terms as those provided to all other investors in the January 2014 Series C-3 financing.

On March 4, 2014, we sold to Integrated Core Strategies (US) LLC 400,000 units in a registered direct offering.  Each unit consisted of one share of our common stock and 0.35 of a warrant, each to purchase one share of our common stock, which resulted in an aggregate of 400,000 shares of common stock and a warrant to purchase 140,000 shares of common stock.  The purchase price was $2.50 per unit.  The warrants have an exercise price of $3.10 per share, are exercisable commencing six months from the date of issuance, and have a term of five years from the date of exercisability.  Integrated Core Strategies (US) LLC, along with affiliated entities, beneficially owns in excess of 5% of the outstanding shares of our common stock. September 15, 2014, we entered into consent and exchange agreement with Integrated Core Strategies (US) LLC to remove anti-dilution, price reset and certain change of control provisions that caused those securities to be classified as derivative liabilities under U.S. generally accepted accounting principles. In exchange, we agreed to decrease the exercise price of the warrants from $3.10 to $2.50. The sale and the subsequent exchange were on the same terms as those provided to all other investors in the March 2014 financing.

 On September 15, 2014, we entered into consent and exchange agreements with Kingsbrook Opportunities Master Fund LP (“Kingsbrook”) and Elliot International, L.P. and Manchester Securities Corp. (collectively, “Elliott”).  Each of Elliot and Kingsbrook beneficially owns in excess of 5% of the outstanding shares of our common stock. Elliot beneficially owns all of our outstanding Series C-2 preferred stock (and related warrants) and Series D preferred stock.  Elliott and Kingsbrook beneficially own all of our outstanding Series E preferred stock and related warrants. Pursuant to the exchange agreements, we amended and restated the Series C-2 preferred stock, Series D preferred stock and Series E preferred stock and the related warrants to remove anti-dilution, price reset and certain change of control provisions that caused those securities to be classified as derivative liabilities under U.S. generally accepted accounting principles.  We also removed the preferred dividend payable on the Series D preferred stock and Series E preferred stock. In exchange for the removal of the anti-dilution, price reset, change of control and dividend provisions from the Series C-2 preferred stock, Series D preferred stock and Series E preferred stock and the related warrants, we decreased the exercise price of the warrants issued in May 2013 from $1.00 to $0.65 and the exercise price of the warrants issued in October 2013 from $1.25 to $0.90.  We also increased the conversion ratio of the Series E preferred stock from 20 shares to 21.8667 shares of common stock for every share of Series E preferred stock.  In addition, we issued 16,562 shares of our Series D preferred stock to Elliott in satisfaction of the 9.0% payment-in-kind dividend on the Series D preferred stock, and issued 36,086 shares of Series E preferred stock to Elliott and 1,140 shares of Series E preferred stock to Kingsbrook in satisfaction of the 8.0% payment-in-kind dividend on the Series E preferred stock.

On March 3, 2015, we entered into a backstop agreement with an existing institutional investor, Manchester Securities Corp. (“Manchester”), an affiliate of Elliott International, L.P., pursuant to which Manchester agreed to lend us, at our request, up to $4,500,000 less the dollar amount of gross proceeds received by us upon the exercise of warrants to purchase common stock issued in connection with our initial public offering on or before April 30, 2015, provided that the loan may not exceed $3,000,000.  We were able to access this financing until April 30, 2015.  However, the amount we received from the exercise of those warrants prior to April 30, 2015, exceeded the amount that would have allowed us to access the loan and, as a result, we could not and did not access the loan.  In consideration for the backstop financing, we issued to Manchester a warrant, exercisable for five years, to purchase 200,000 shares of our common stock at a per share exercise price of $7.00, and we extended by one year to March 24, 2016, the expiration date of a warrant that Manchester holds to purchase 390,720 shares of common stock at a per share exercise price of $3.4375.  We also agreed to correct erroneous wording contained in the amended and restated warrant that we issued to Manchester in September 2014 to purchase 500,000 shares of our common stock, which amendment was immaterial and did not affect the terms of the warrant.  We also granted Manchester the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock the right to appoint up to two members to our Board of Directors and/or to have up to two observers attend Board meetings in a non-voting capacity.  Finally, we entered into a registration rights agreement with Manchester whereby Manchester can demand that we register the shares issuable upon exercise of the new and amended warrants, and shares issuable upon conversion of the note, if issued.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by us not later than December 24, 2015. Under our bylaws, stockholder proposals to be considered at our next annual meeting must be received by us not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Antony E. Pfaffle, Corporate Secretary, CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 10, 2016.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2014 and 2013. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Please include your contact information with the request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.  Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2014, with the exception of a Form 4 for Cora Tellez to report the purchase of 2,100 shares of common stock on October 17, 2014, which report was due on October 21, 2014 and was filed on October 31, 2014, and a Form 4 for Steven Lefkowitz to report the purchase of warrants to purchase up to 7,900 shares of common stock on December 10, 2014, which report was due on December 12, 2014 and was filed on December 18, 2014.

CORMEDIX INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 4, 2015 AT 11 AM ET
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Randy Milby and Antony E. Pfaffle and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CorMedix Inc., a Delaware corporation, held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held at the Company’s headquarters at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, on Thursday, June 4, 2015 at 11:00 a.m., or at any adjournment(s) thereof.  The following proposals to be brought before the meeting are more specifically described in the proxy statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CRMD
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CORMEDIX INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect the seven directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified:		☐	☐
	Matthew Duffy				☐
	Michael W. George				☐	CONTROL ID:
	Steven Lefkowitz				☐	REQUEST ID:
	Taunia Markvicka				☐
	Randy Milby				☐
	Antony E. Pfaffle, M.D.				☐
	Cora M. Tellez				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve, on an advisory basis, Cormedix Inc.'s 2014 executive compensation		☐	☐	☐

Proposal 3		à	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held.		☐	☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made this proxy will be voted ‘FOR’ each of the director nominees  named in Proposal 1, ‘FOR’ Proposal 2, ‘3 Years’ for Proposal 3, and ‘For’ Proposal 4 and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE ‘FOR’ THE ELECTION OF DIRECTORS ‘FOR’ PROPOSAL 2, ‘3 YEARS’ FOR PROPOSAL 3, AND ‘FOR’ PROPOSAL 4.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)